Exhibit 99.1

License Agreement

among and between

Encysive Pharmaceuticals Inc. (formerly Texas Biotechnology Corporation), 4848 Loop Central Drive, Suite 700, Houston, Texas 77081, USA,

— “Encysive” -

and

Revotar Biopharmaceuticals AG, Neuendorfstrasse 20b, 16761 Hennigsdorf, Germany

— “Revotar” -,

— collectively referred to as the “Parties” -.

Preamble

The Parties have on January 14, 2003 entered into an Amended and Restated License And Research And Development Agreement. This License Agreement (“Agreement”) shall confer broader rights to Revotar and replace and supersede with immediate effect that Amended and Restated License And Research And Development Agreement. Revotar will hereby be granted extensive rights to use the Encysive Patents. In return, Encysive shall receive compensation for monetization or commercialization of Encysive Patents and Products in accordance with this Agreement.

§ 1
Definitions

(1)	“Affiliate” shall mean, with respect to a Party, any person or company which directly or indirectly controls, is controlled by, or is under common control with such Party. A person or company shall be deemed to “control” another company if (i) it owns, directly or indirectly, at least fifty percent (50%) of the issued and outstanding voting securities, capital stock, or other comparable equity or ownership interest of such other company, or (ii) it has the de facto ability to control or direct the management of such other company.

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(2)	“Effective Date” shall mean the date of the signing of this Agreement.

(3)	“Encysive Documentation” shall mean any proprietary technology, information, methods of use, processes, techniques or ideas or inventions (other than the Encysive Patents), including the Encysive Know-How and other technical information relating to development or manufacture of the Compound or Subject Technology without any limitation to the Field of Use (the terms Compound, Subject Technology and Field of Use as defined in the Amended and Restated License and Research and Development Agreement dated January 14, 2003), (i) is directly related to or used in connection with the Compound or Subject Technology, without any limitation to the Field of Use, and (ii) is owned, possessed or used by Encysive as of the Effective Date and (iii) is documented in written form or electronically stored on data carriers in the possession of and available to Encysive.

(4)	“Encysive Know-How” shall mean those trade secrets which are embodied in the “Encysive Documentation” that are necessary to develop, manufacture, use and distribute Products that are covered by at least one claim of any of the Encysive Patents.

(5)	“Encysive Patents” shall mean all patents and patent applications listed in Annex 1.

(6)	“Net Compensation” shall mean (i) the gross amount billed for the Third Party Sub-License or the license to or transfer of Revotar Patents by Revotar, including, but not limited to, upfront and milestone payments, royalty payments, and/or (ii) any non-transferable and transferable equity or other compensation received by Revotar for the Third Party Sub-License or the license to or transfer of Revotar Patents, in each time less sales or other direct taxes (e.g. VAT) and other mandatory governmental charges.

(7)	“Net Sale(s)” shall mean (i) the gross amount billed for Products sold by or on behalf of Revotar, less the following deductions: discounts, returns, uncollectible sales, packaging and shipping, distribution and insurance charges, (the foregoing collectively the “Deductions”), sales taxes (incl. VAT) and other mandatory governmental charges, provided, however, that the Deductions do not exceed fifteen percent (15%) of the gross amount billed; and/or (ii) any non-transferable and transferable equity or other compensation received by Revotar for the Products net of sales or other direct taxes (e.g. VAT) and other mandatory governmental charges.

(8)	“Product” shall mean any compound or any pharmaceutical composition the use, development, manufacture, sale or other means of distribution of which is covered by at least one claim of any of (i) the Encysive Patents or (ii) the Revotar Patents.

(9)	“Revotar Associate” shall mean (i) any Affiliate of Revotar, (ii) any shareholder or former shareholder in Revotar or (iii) any company (or other legal entity) in which

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any shareholder or former shareholder in Revotar or Affiliate of such shareholder (with the exception of Encysive) holds directly or indirectly any participation, including silent participations, participations that are held through a trustee and participations of similar economic effect.

(7)	“Revotar Consideration” shall mean, individually or collectively, Net Sales and/or Net Compensation.

(8)	“Revotar Patents” shall mean all patents and patent applications listed in Annex 2.

(9)	“Term” shall have the meaning as defined in § 7 (1).

(10)	“Third Party” shall mean a person, company or other legal entity who is not a Party or an Affiliate of a Party or a Revotar Associate.

(11)	“Third Party Licensee” shall mean a Third Party to which Revotar has granted a Third Party Sub-License.

(12)	“Third Party Sub-License” shall have the meaning as defined in § 2 (2).

§ 2
License to Revotar

(1)	Subject to the terms and conditions of this Agreement Encysive hereby grants to Revotar an exclusive (also excluding Encysive), royalty-bearing, non-transferable, worldwide license under the Encysive Patents to develop, use, manufacture, sell or otherwise distribute Products, including — subject to § 2 (2) — the right to grant sublicenses (“License”).

(2)	Revotar shall have the right to grant sublicenses under the License to Third Parties to develop, use, manufacture, sell or otherwise distribute Products, including the right to grant sub-sublicense to Third Parties, (“Third Party Sub-License”). The granting of a sub-license to persons or entities that are not Third Parties is subject to Encysive’s prior written consent. Such consent shall not be unreasonably withheld and shall be deemed granted unless denied in writing within three (3) weeks following receipt of a written request by Revotar accompanied by (i) an accurate statement of the facts why the particular relationship between Revotar and such party is not a relationship between Revotar and a Third Party and (ii) any information which can reasonably be obtained by Revotar and reasonably be expected by Encysive that is necessary to assess the value and character of such transaction between Revotar and the other party (such information being defined as “Value Documentation”), including, but not limited to a copy of the sub-license agreement between Revotar and the other party. For the avoidance of doubt: Revotar shall carry the burden of proof of Encysive’s

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receipt of such request by Revotar. In case the consent is granted (or deemed to be granted) such sublicensee will be deemed to be a Third-Party Sub-Licensee under this Agreement. Sentences 2, 3 and 4 of this paragraph, including but not limited to the requirement of consent, shall also apply if a Third party ceases to be a Third Party.

(3)	Without prejudice to § 3 (6), Revotar will notify Encysive in writing promptly upon granting a Third Party Sub-License, a license or a transfer of the Revotar Patents or entering into a sales and distribution agreement regarding the Products and provide Encysive with Value Documentation regarding such transaction, including, but not limited to, a copy of the sub-license agreement between Revotar and the Third Party. For the avoidance of doubt, this obligation is not a prerequisite or condition to Revotar’s right to grant the Third Party Sub-License.

(4)	Subject to the terms and conditions of this Agreement Encysive hereby also grants to Revotar an exclusive, royalty-bearing, non-transferable, worldwide license under the Encysive Know-How to develop, manufacture, use and distribute Products that are covered by at least one claim of any of the Encysive Patents (“Know-How-License”). The Know-How License includes the right to grant sublicenses subject to § 2 (2) and § 2 (3) accordingly. Revotar will use the Encysive Know-How only for the purpose, laid down in this § 2. The Encysive Know-How is to be kept strictly confidential also beyond the expiration or termination of the Know-How-License subject to § 8. With termination for good cause according to § 7 (2) of the Know-How License Revotar is no longer entitled to use or exploit the Encysive Know-How. Without prejudice to § 8, the prohibition to use and exploit the Encysive Know-How shall be effective as long as the Encysive Know-How is secret. Regarding the obligations under this para. (4) Revotar shall bind its sub-licensees accordingly as well as bind them to bind their sub-licensees accordingly.

(5)	Within three (3) months after the date of the signing of this Agreement, at Revotar’s cost, Encysive will provide to Revotar copies of the Encysive Documentation, expressly designating which data is confidential. Revotar shall not be entitled to deny fulfilment of any obligation under this Agreement by arguing that Encysive did not comply with this provision. Upon termination or expiration of the Know-How License Revotar shall return all copies of the Encysive Documentation. If the copies cannot be returned, Revotar must provide written proof of their destruction.

§ 3
Royalties

(1)	In the event Products are sold by or on behalf of Revotar, Revotar shall — without prejudice to para. (12) — pay to Encysive as a royalty [*] of all Net Sales from

[*] This information has been omitted in reliance on Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

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Products (or — if more favourable to Encysive — [*] on the basis of respective Fair Market Value according to para. (12)). If Net Sales are non-monetary compensation which is non-transferable, including but not limited to non-transferable equity, the [*] royalty to be paid to Encysive shall be made on a basis determined pursuant to para. (12).

(2)	In case Revotar grants a Third Party Sub-License, Revotar shall pay — without prejudice to para. (12) — to Encysive a royalty of [*] on any Net Compensation (or — if more favourable to Encysive — [*] on the basis of respective Fair Market Value according to para. (12)) from such Third Party Sub-License. If Net Compensation is non-monetary compensation which is non-transferable, including but not limited to non-transferable equity, the [*] royalty to be paid to Encysive shall be made on a basis determined pursuant to para. (12).

(3)	In case Revotar grants a license to or transfers Revotar Patents, Revotar shall make — without prejudice to para. (12) — to Encysive a payment of [*] on any Net Compensation (or — if more favourable to Encysive — [*] on the basis of respective Fair Market Value according to para. (12)) from such license or transfer. If Net Compensation is non-monetary compensation which is non-transferable, including but not limited to non-transferable equity, the [*] payment to be paid to Encysive shall be made on a basis determined pursuant to para. (12).

(4)	Any consideration payable to or billed by Revotar for services provided by Revotar — or by a third party designated by Revotar — in connection with the Third Party Sub-License or the license or the transfer of Revotar Patents such as, without limitation, fees for research and development services or marketing services (“Service Compensation”) shall not be part of the Net Compensation, if Encysive — prior to an agreement providing for Service Compensation becoming effective and upon Revotar’s request — has expressly approved the entering into such agreement and has expressly exempted Service Compensation from being included into the Net Compensation (“Service Compensation Approval”). Service Compensation Approval shall not be unreasonably withheld by Encysive and shall be deemed granted unless denied in writing within three (3) weeks following receipt of written request by Revotar accompanied by Value Documentation regarding such transaction, including but not limited to, a copy of the respective agreement. For the avoidance of doubt: Revotar shall carry the burden of proof of Encysive’s receipt of such request by Revotar. Encysive is entitled to refuse Service Compensation Approval if there is reasonable doubt that the Service Compensation also contains consideration for the Third Party Sub-License or the license or the transfer of Revotar Patents.

[*] This information has been omitted in reliance on Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

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(5)	Once Encysive has received an aggregate amount of [*] of payments under § 3 of this Agreement, the royalty percentage as set forth in para. (1), (2) and (3) will be automatically increased from [*] to [*].

Once Encysive has received further payments in the aggregate amount of [*] of payments under § 3 of this Agreement such increased royalty percentage will be automatically reduced from [*] to [*].

(6)	Any payments owed to Encysive under this § 3 shall be paid to Encysive at the end of the calendar quarter in which the respective revenue or other compensation has been received by Revotar. Revotar shall at the end of each calendar quarter provide Encysive with a written report, stating any Net Compensation or Net Sales collected by Revotar during that quarter in connection with the License, the Third Party Sub-License or the Products, including but not limited to upfront, milestone or any other royalty payments and/or Net Sales and Deductions, together with a calculation of the applicable royalty payments to Encysive under this § 3. Without prejudice to the foregoing Revotar shall report to Encysive on an annual basis (until every January 31 for the respective previous calendar year) throughout the Term in detail about the status of the Product development, marketing, distribution and any licensing efforts.

(7)	Any payments due to Encysive under this Agreement are net amounts (excluding VAT, other taxes assessed against Revotar as well as other charges) and shall be paid in Euros by bank wire transfer in immediately available funds to a bank account to be designated by Encysive.

(8)	Revotar hereby assigns to Encysive all claims against any Third Party arising out of any Third Party Sub-License to the extent of the royalty payment obligation due (“Assigned Royalty”). Encysive hereby accepts such assignment. Revotar shall be authorized to collect Assigned Royalties. Encysive reserves the right to revoke such authority and to collect any Assigned Royalty on its own as soon if Revotar fails to meet its payment obligations under § 3 and does not cure such failure within thirty (30) days after receipt of a respective notice by Encysive. In the event that Revotar’s authority to collect Assigned Royalties is revoked, Revotar shall, upon Encysive’s request, notify Encysive without delay of any outstanding royalty payments and the respective debtor(s), provide Encysive with all information and documentation required for the collection of any Assigned Royalties and inform such debtor(s) immediately about the assignment.

(9)	Revotar shall keep and maintain for four (4) years after having collected payments triggering any royalty obligations under this § 3 complete and accurate books and records in sufficient detail so that royalty obligations can be properly verified.

[*] This information has been omitted in reliance on Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

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(10)	Upon written request by Encysive, Revotar shall make such books and records available for inspection, review and audit during normal business hours by Encysive or an authorized representative of Encysive for the purpose of verifying the accuracy of Revotar’s reports and payments to Encysive according to this Agreement. The Parties agree that under normal circumstances inspections shall be carried out no more frequently than once a year.

(11)	Encysive’s costs and expenses incurred in connection with such inspection shall be borne by Encysive unless the audit discloses a five percent (5%) or greater shortfall as compared to the actually reported and paid royalties, in which case Revotar will bear such cost and expenses, provided that such cost and expenses are reasonable.

(12)	The royalties payable to Encysive pursuant to this § 3 shall be — at a minimum — calculated on a basis that amounts to the fair market value of the Products sold, of the Third Party Sub-License and/or of the license or transfer of the Revotar Patents (for each applicable case the “Fair Market Value”). Unless the Parties have agreed on the Fair Market Value, the Fair Market Value shall be determined with binding effect for the Parties (§ 317 German Civil Code) by KPMG, Berlin, upon instruction by Encysive to KPMG pursuant to this para. (12).

If Encysive notifies Revotar in writing within a period of forty-five (45) days (“Notification Period”) upon receipt of the Value Documentation pursuant to § 2 (3) with respect to the grant of a Third Party Sub-License, a license or a transfer of the Revotar Patents or the sale or distribution of Products (respectively upon receipt of the quarterly written report pursuant to § 3 (6) with respect to such sales of Products not covered by sale and distribution agreements notified in the Value Documentation), that the Revotar Consideration does not — in Encysive’s opinion — amount to the Fair Market Value, Encysive is entitled to instruct KPMG to determine the Fair Market Value pursuant to this para. (12) finally and irrefutably, with binding (also, if necessary, retroactive) effect. Revotar shall bear the cost of such determination, unless the Fair Market Value so determined does not exceed the Revotar Consideration by more than ten (10) percent in which case the cost shall be borne by Encysive.

If Encysive does not notify Revotar within the Notification Period the Revotar Consideration shall be deemed to be at Fair Market Value. For the avoidance of doubt: Revotar carries the burden of proof that Revotar has notified Encysive in accordance with § 2 (3).

§ 4
Warranty; Exclusion of Liability

(1)	Encysive has filed the Encysive Patents in its own (current or former) name and has paid all necessary maintenance fees to the respective patent offices until the signing of

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this Agreement. For the avoidance of doubt: Some patents are registered under Encysive’s former name, Texas Biotechnology Corporation.

(2)	Encysive represents and warrants to Revotar that on the Effective Date

(i)	Encysive is the sole legal owner of the Encysive Patents,

(ii)	the Encysive Patents are free and clear of any rights of pledge, lien or assignments, or any similar third party right relating to title to the Encysive Patents;

(iii)	no party other than Revotar has a right of license under the Encysive Patents,

(iv)	Encysive has the unrestricted right to grant the License pursuant to this Agreement and in doing so does not violate any agreement with a third party, and

(v)	— and to the best of Encysive’s knowledge — no third party has challenged the validity of the Encysive Patents or claimed that the Encysive Patents infringe any third party’s rights.

(3)	To the extent not otherwise stated in para. (2), Encysive hereby expressly excludes, as far as permissible by law, any warranty and liability, contractual or statutory, including but not limited to any warranty regarding

(i)	the validity of Encysive Patents under this Agreement;

(ii)	the non-infringement of Third Party’s rights by Encysive Patents or Encysive Know-How;

(iii)	the feasibility of the inventions patented by the Encysive Patents or of the Encysive Know-How and the fitness for any specific purpose of Encysive Patents or the Encysive Know-How, including, without limitation, the marketability of any Products.

(iv)	the confidentiality of the Encysive Know-How.

§ 4a
Covenants

(1)	Encysive undertakes not to sell or otherwise transfer the Encysive Patents.

(2)	Revotar agrees, and agrees to require its sublicensees, Encysive with the clinical trial protocol and informed consent for each clinical trial conducted using bimosiamose

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(covered by Encysive Patents) or, as an alternative, to name Encysive as an insured additional party under the clinical trial liability coverage that covers such clinical trial with the same coverage limits of liability that Encysive carries in its insurance coverage for clinical trials from time to time at no charge for Encysive.

§ 5
Maintenance Fees, Authorization to defend Encysive Patents

(1)	Effective as of the date of the signing of this Agreement, Revotar will be solely responsible for the maintenance and prosecution of the Encysive Patents and the payment of all fees, costs and expenses related hereto, to the respective patent authorities. Encysive will grant Revotar necessary authorization and provide Revotar with the available documents and information required for maintaining the Encysive Patents.

(2)	If Revotar elects not to maintain any of the Encysive Patents, Revotar shall give Encysive notice in writing six months prior to the expiration of the respective Encysive Patent. In that case Encysive is entitled to terminate this Agreement pursuant to § 7 (2) with respect to such Encysive Patent and to resume responsibility for maintaining it.

(3)	Encysive authorizes Revotar and Revotar may at its own expense and for its own benefit (including any damage claims) enforce Encysive Patents against any Third Party infringement. Revotar shall at its own expense defend Encysive Patents against any validity challenges by Third Parties upon request by Encysive.

§ 6
Indemnification

Revotar shall — at Revotar’s own cost and with legal counsel chosen by Revotar but as regards the defense strategy, the content and the settlement of the dispute on direction of Encysive — defend Encysive against all product liability claims and any infringement claims directed against Encysive arising out of or in connection with the Products and/or Encysive Patents and indemnify and hold harmless Encysive and its Affiliates from such claims. Revotar and Encysive shall cooperate in good faith and give each other access to all information and documents reasonably required for the defense against such claim.

Revotar shall maintain standard general liability insurance with a minimum coverage of EUR 2,000,000 (personal injury), EUR 1,000,000 (damage to goods).

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§ 7
Term and Termination

(1)	This Agreement shall expire on the date the last of the Encysive Patents has expired (the “Term”).

(2)	Before the end of the Term each Party shall be entitled to terminate this Agreement only for good cause and in writing, whereby good cause shall in particular be

a)	if the respective other Party breaches or defaults in the performance of any material provision of this Agreement and if such breach or default is not cured within sixty (60) days after the non-breaching party has notified the other Party of such breach or default, or

b)	if a Third Party to which a Third Party Sub-License has been granted ceases to be Third Party and becomes a Revotar Associate unless Encysive has unreasonably withheld its consent pursuant to § 2 (2).

(3)	In the event that Revotar decides not to maintain certain of the Encysive patents, Encysive is entitled to terminate this Agreement with immediate effect with respect to the Encysive Patent concerned and to resume responsibility for maintaining the Encysive Patent concerned.

(4)	In the event that Encysive terminates this Agreement pursuant to § 7 (2a) prior to the end of the Term, Encysive shall assume the rights and obligations of Revotar existing under the Third Party Sub-License vis-à-vis the Third Party to which Revotar has granted a Third Party Sub-License (with the exception of any claims or liabilities against Revotar vis-à-vis the Third Party that have arisen prior to the date of such assumption), provided

(i)	that the Third Party Sub-Licensee agrees to Encysive replacing Revotar as new licensor of the Third Party Sub-License, and

(ii)	that the Third Party Sub-Licensee is not in breach of the sub—license agreement on the date of the assumption; and

(iii)	that the terms of such Third Party Sub-License are not that uncommon — considering normal industry practice- that Encysive cannot be reasonably expected to accept them or — if the aforesaid under this (iii) is not the case — Third Party Sub-Licensee agrees to adjust the terms of the Third Party Sub-License in a way that they are not longer that uncommon, and

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(iv)	that the Net Compensation for such Third Party Sub-License has been agreed between the Parties, determined by KPMG, is deemed to be at Fair Market Value pursuant to § 3 (12) or — if the aforesaid under this (iv) is not the case — Third Party Sub-Licensee agrees to an adjustment of the Net Compensation to Fair Market Value to be determined pursuant to § 3 (12).

In all other events the termination of this Agreement will lead also to the termination of the sublicenses granted under the License and the Know-How License.

Any Third Party Sub-Licensee shall be directly entitled vis-à-vis Encysive pursuant to this para. (4) (§ 328 (1) of the German Civil Code).

(5)	In the event that Encysive terminates this Agreement pursuant to § 7 (2b) prior to the end of the Term, the termination of this Agreement will also lead to the termination of the sublicenses granted under the License and the Know-How License. Revotar’s exclusive sublicensee shall, however, be directly entitled vis-à-vis Encysive pursuant to this para. (5) (§ 328 (1) of the German Civil Code) to enter into an agreement with the same terms and conditions of this License Agreement (disregarding, for the avoidance of doubt, the Revotar Patents).

§ 8
Confidential Information

Either Party shall use all information, documents and other resources which it receives from the other Party in connection with this Agreement exclusively for its fulfillment. Either Party shall treat confidential towards Third Parties, Affiliates and Revotar Associates other than those involved in the fulfillment of this Agreement all the information and documents, including but not limited to the Encysive Documentation, as well as the content of this Agreement, unless and to the extent that (i) they have become public knowledge, or (ii) are independently developed by the receiving Party, or (iii) are disclosed in order to comply with the terms of this Agreement or the requirements of mandatory laws or government orders, including regulations of the US Securities and Exchange Commission or other stock exchange regulations, or (iv) the contents of this Agreement are disclosed to a Third Party for the purpose of granting a Third Party Sub-License except that in such event § 3 of this Agreement shall be blackened, or (v) the contents of this Agreement are disclosed to investors, banks, or parties with similar interest for purposes of due diligence, or (vi) the other Party has given its prior written consent to such disclosure. These obligations shall remain in full force and effect after the termination of this Agreement. Without prejudice to § 2 (4) the Parties shall impose the obligations under

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this § 7 on those employees and on those Third Parties, Affiliates and Revotar Associates that are involved in the fulfillment of this Agreement.

§ 9
Condition Precedent

The effectiveness of this Agreement is subject to the fulfilment of the condition precedent (§ 158 (1) of the German Civil Code) that the full completion of the restructuring of Revotar ´s registered share capital as proposed by Revotar’s management under agenda items 2 and 3 in the invitation to the shareholders’ meeting on April 25, 2005 that was published in the print version of the Federal Gazette (Bundesanzeiger) of March 19, 2005, No. 55, page 4201 et seq. (i.e. reduction of the registered share capital to EUR 462,964 and subsequent increase of the registered share capital to EUR 1,851,856) has been registered in the commercial register of Revotar. Encysive undertakes to acknowledge in writing the occurrence of this condition precedent upon request and presentation of a certified excerpt from the commercial register by Revotar.

§ 10
Miscellaneous

(1)	This Agreement shall be governed by and interpreted in accordance with German law. Court of venue shall be the courts in Berlin, Germany.

(2)	Revotar is not entitled to assign or pledge or otherwise transfer any rights under this Agreement without the prior written consent of Encysive.

(3)	This Agreement shall entirely replace and supersede the Amended and Restated License and Research and Development Agreement as set forth in the Preamble. Both Parties hereby expressly agree that any and all obligations arising out of this Amended and Restated License and Research and Development Agreement shall hereby be mutually settled and that neither Party shall have any rights out of and in connection with the Amended and Restated License and Research and Development Agreement.

(4)	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

(5)	None of the terms of this Agreement, including this para. (5), can be waived or modified except by an express agreement in writing signed by both Parties.

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(7)	If for any reason any provision of this Agreement is or becomes void or unenforceable, the remaining provision shall remain valid. The Parties shall replace the invalid or unenforceable provisions by a valid and enforceable one, which as far as legally possible implements their commercial intent. The same shall apply in the event that the Agreement contains any omissions.

— signature page follows —

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- signature page to the License Agreement between Revotar Biopharmaceuticals AG and Encysive Pharmaceuticals Inc. -

Houston, 23. April 2005	~~Berlin, ___. April 2005~~

/s/ BRUCE GIVEN	/s/ STEPHEN MUELLER

(Encysive Inc., Bruce Given)	(Stephen Mueller)

Hennigsdorf, 22. April 2005

/s/ STEPHAN TARLACH	/s/ MARC VOIGT

(Revotar AG, Stephan Tarlach)	(Marc Voigt)